October 6, 2011

Grubb & Ellis Healthcare REIT II Holdings, LP c/o Grubb & Ellis Healthcare REIT II, Inc. 1551 North Tustin Avenue Suite 300 Santa Ana, California 92705

Re: Credit Agreement dated as of June 30, 2011 (the “Loan Agreement”) among Grubb & Ellis Healthcare REIT II Holdings, LP, a Delaware limited partnership (“Borrower”); (b) the several financial institutions from time to time party thereto, as Lenders (the “Lenders”); and (c) KeyBank National Association (“Key”), as a Lender and as Agent (the “Agent”) as provided therein.

Ladies and Gentlemen:

All capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Agreement unless otherwise defined herein.

For good and valuable consideration, the parties hereto hereby designate RBC Citizens, N.A. dba Charter One as “syndication agent” under the Loan Agreement effective upon the Effective Date set forth in the Assignment and Assumption Agreement between KeyBank National Association and RBC Citizens, N.A. dba Charter One.

This letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed copy of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

None of the Lenders or other Persons identified as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under the Loan Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the other Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Each Lender acknowledges that Key is the sole Agent as that term is defined in the Loan Agreement.

Please evidence your acceptance of this letter by signing and returning to the undersigned the enclosed copy of this letter.

Very truly yours,

KeyBank National Association,
as Agent

By: /s/ Brian Heagler
Name: Brian Heagler
Title: Vice President

RBC Citizens, N.A. dba Charter One

By: /s/ Michelle L. Lyles
Name: Michelle L. Lyles
Title: Assistant Vice President

In consideration of the foregoing, the undersigned hereby acknowledge and agree to the terms of the foregoing letter this 6th day of October, 2011.

GRUBB& ELLIS HEALTHCARE REITT II
HOLDINGS, LP

By: Grubb & Ellis Healthcare REIT II, Inc.

Its: General Partner

By: /s/ Shannon K S Johnson
Its: Authorized Representative